UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 Orchard Parkway

San Jose, California 95134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 822-2000

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual stockholders’ meeting held on May 7, 2014, our stockholders approved an amendment to the Fairchild Semiconductor 2007 Stock Plan to increase the number of shares of our common stock that may be issued under the plan by 4,400,000 shares. The amended version of the plan is summarized in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2014, in connection with the annual meeting, and is incorporated by reference. This description of the amendments to the plan is qualified in its entirety by reference to the actual terms of the plan, a copy of which is attached as Exhibit 10.27 to this report and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At our annual stockholders’ meeting held on May 7, 2014, stockholders approved the four proposals listed below. The matters voted upon, including the number of votes cast for, against, as well as the number of abstentions and broker non-votes were as follows:

Proposal No. 1: Elect nine directors to serve until the 2015 annual meeting of stockholders.

	Votes For	Votes Against	Abstentions	Non-Votes
Charles Carinalli	112,522,161	902,677	7,658	6,798,336
Randy W. Carson	112,764,134	626,111	42,251	6,798,336
Terry A. Klebe	108,235,992	5,154,896	41,608	6,798,336
Anthony Lear	108,225,615	5,164,997	41,884	6,798,336
Catherine P. Lego	112,722,486	669,210	40,800	6,798,336
Kevin J. McGarity	112,674,275	716,212	42,009	6,798,336
Bryan R. Roub	112,838,362	555,125	41,009	6,798,336
Ronald W. Shelly	112,398,461	1,027,377	6,658	6,798,336
Mark S. Thompson	110,971,807	2,445,162	15,527	6,798,336

Proposal No. 2: Proposal to approve an amendment to the Fairchild Semiconductor 2007 Stock Plan.

Votes For	Votes Against	Abstentions	Non-Votes
95,299,152	18,081,494	51,850	6,798,336

Proposal No. 3: Proposal to approve executive compensation on an advisory basis.

Votes For	Votes Against	Abstentions	Non-Votes
111,212,466	2,083,930	136,100	6,798,336

Proposal No. 4: Ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Non-Votes
119,302,193	871,533	57,106	0

Item: 9.01 Exhibits

Exhibit 10.27 Fairchild Semiconductor 2007 Stock Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2014	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President, General Counsel and Corporate Secretary